UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

EMRISE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830
(Address of Principal Executive Offices)

(919) 806-4722

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 23, 2016, EMRISE Corporation (the “Company”) issued a press release entitled “Emrise Corporation Announces Estimated Date and Amount of Third Liquidation Dividend Distribution to Stockholders” regarding the status of the implementation of the Company’s previously announced voluntary Plan of Dissolution which was approved by the Company’s stockholders at a special meeting held on June 25, 2015. A copy of the press release is hereby furnished as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On September 23, 2016, the Company announced that it expects to make a third liquidation distribution in the amount of approximately $0.120 per share payable during the week of October 24, 2016 to stockholders of record as of the close of business on July 7, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company entitled “Emrise Corporation Announces Estimated Date and Amount of Third Liquidation Dividend Distribution to Stockholders,” dated September 23, 2016.*

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMRISE CORPORATION

Date: September 26, 2016	By:	/s/ Frank Russomanno
Frank Russomanno
Executive Director